As filed with the Securities and Exchange Commission on September 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Qorvo, Inc.

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	3674	46-5288992
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7628 Thorndike Road

Greensboro, North Carolina 27409

(336) 664-1233

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Grant A. Brown

Senior Vice President and Chief Financial Officer

7628 Thorndike Road

Greensboro, North Carolina 27409

(336) 664-1233

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sudhir N. Shenoy, Esq.

Womble Bond Dickinson (US) LLP

301 S. College Street, Suite 3500

Charlotte, North Carolina 28202

(704) 331-4900

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants	Primary Standard Industrial Classification Number	Jurisdiction of Formation	I.R.S. Employer Identification Number
AMALFI SEMICONDUCTOR, INC. (1)	3674	Delaware	71-0934814
RFMD, LLC (1)	3674	North Carolina	56-2212186
QORVO CALIFORNIA, INC. (2)	3674	California	46-3270097
QORVO US, INC. (1)	3674	Delaware	95-3654013
QORVO TEXAS, LLC (3)	3674	Texas	75-2740940
QORVO OREGON, INC. (4)	3674	Oregon	93-1062846

(1)	The address of Amalfi Semiconductor, Inc., RFMD, LLC and Qorvo US, Inc. is 7628 Thorndike Road, Greensboro, NC 27409, and the telephone number for each is (336) 664-1233.
(2)	The address of Qorvo California, Inc. is 950 Lawrence Drive, Thousand Oaks, CA 91320, and its telephone number is (805) 480-5099.
(3)	The address of Qorvo Texas, LLC is 500 Renner Road, Richardson, TX 75080, and its telephone number is (972) 994-8200.
(4)	The address of Qorvo Oregon, Inc. is 63140 Britta Street, C-106, Bend, OR 97701, and its telephone number is (541) 382-6706.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 13, 2023

PRELIMINARY PROSPECTUS

$500,000,000

OFFER TO EXCHANGE

New $500,000,000 1.750% Senior Notes due 2024 and Guarantees

that have been registered under the Securities Act of 1933

for

$500,000,000 1.750% Senior Notes due 2024 and Guarantees

The Exchange Offer will expire at 5:00 p.m., New York City time,

on                , 2023, unless extended.

The Exchange Notes:

We are offering to exchange:

•

New $500,000,000 1.750% Senior Notes due 2024 (the “new notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for outstanding unregistered $500,000,000 1.750% Senior Notes due 2024 (the “old notes” and, together with the new notes, the “notes”).

•

The terms of the new notes offered in the exchange offer are substantially identical to the terms of the old notes, except that the new notes will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes.

Material Terms of the Exchange Offer:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2023, unless extended.

•	Upon expiration of the exchange offer, all old notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of the new notes.

•	You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

•	The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.

•

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. The Letter of Transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

•	There is no existing public market for the old notes or the new notes. We do not intend to list the new notes on any securities exchange or quotation system.

Investing in the new notes involves risks. See “Risk Factors” beginning on page 7.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2023

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates, and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where any such offer is unlawful, where the person making such offer is not qualified to do so, or to any person who cannot legally be offered the securities.

This exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

We have filed with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 with respect to the new notes. This prospectus, which forms part of the registration statement, does not contain all the information included in the registration statement, including its exhibits. Further, this prospectus incorporates important business and financial information about us by reference to other documents filed with the SEC. For further information about us and the notes described in this prospectus, as well as our business and financial information, you should refer to the registration statement, its exhibits, and the documents incorporated by reference herein. In addition, statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including the exhibits and schedules, as well as the other documents incorporated by reference herein, are available at the SEC’s website at www.sec.gov.

You may also obtain this information without charge by writing or telephoning us. See “Where You Can Find More Information” and “Incorporation by Reference” below.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by terms such as “may,” “will,” “should,” “could,” ‘expect,” “plan,” “anticipate,” “believe,” “estimate,” “forecast,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results on a quarterly and annual basis; our substantial dependence on developing new products and achieving design wins; our dependence on several large customers for a substantial portion of our revenue; a loss of revenue if defense and aerospace contracts are canceled or delayed; continued effects of the COVID-19 pandemic; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs, including under long-term supply agreements, due to timing of customers’ forecasts; our inability to effectively manage or maintain evolving relationships with chipset suppliers; our ability to continue to innovate in a very competitive industry; underutilization of manufacturing facilities; unfavorable changes in interest rates, pricing of certain precious metals, utility rates and foreign currency exchange rates; our acquisitions and other strategic investments failing to achieve financial or strategic objectives; our ability to attract, retain and motivate key employees; warranty claims, product recalls and product liability; changes in our effective tax rate; enactment of international or domestic tax legislation, or changes in regulatory guidance; changes in the favorable tax status of certain of our subsidiaries; risks associated with environmental, health and safety regulations, and climate change; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches and other similar disruptions compromising our information; theft, loss or misuse of personal data by or about our employees, customers or third parties; provisions in our governing documents and Delaware law may discourage takeovers and business combinations that our stockholders might consider to be in their best interests; and volatility in the price of our common stock. These and other risks and uncertainties, which are described in more detail under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 1, 2023 and our subsequent reports and statements that we file with the SEC, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Company or other matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. You are cautioned not to place undue reliance on these forward-looking statements. Please review “Risk Factors” in this prospectus and our SEC filings incorporated by reference in this prospectus for a discussion of the factors, risks and uncertainties that could affect our future results.

ii

SUMMARY

This summary highlights selected information from this prospectus and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the new notes. All references in this prospectus to “Qorvo,” “the Company,” “our company,” “we,” “us,” “our,” and similar terms refer to Qorvo, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

Our Business

We are a global leader in the development and commercialization of technologies and products for wireless, wired and power markets.

In the second quarter of fiscal 2023, we updated our organizational structure from two operating segments (Mobile Products and Infrastructure and Defense Products) to three operating segments (High Performance Analog (“HPA”), Connectivity and Sensors Group (“CSG”) and Advanced Cellular Group (“ACG”)). This change was made to more closely align technologies and applications with customers and end markets. All prior-period segment data has been adjusted to reflect these three operating segments. As part of the new organizational structure, we also centralized the sales teams formerly within our two prior segments into a single global sales force. We believe our global sales force enables us to more quickly capitalize on opportunities across customers and markets to accelerate long-term diversified growth.

HPA is a leading global supplier of radio frequency (“RF”) and power solutions for automotive, defense and aerospace, cellular infrastructure, broadband and other markets. CSG is a leading global supplier of connectivity and sensor solutions, with broad expertise spanning ultra-wideband, Matter®, Bluetooth® Low Energy,

Zigbee®, Thread®, Wi-Fi®, cellular Internet of Things, microelectromechanical system-based sensors and bulk acoustic wave-based sensors. ACG is a leading global supplier of cellular RF solutions for smartphones, wearables, laptops, tablets and other devices.

Our design expertise and manufacturing capabilities span multiple process technologies. Our primary wafer fabrication facilities are in North Carolina, Oregon and Texas. Our primary assembly and test facilities are in China, Costa Rica, Germany and Texas. We have design, sales and other manufacturing facilities throughout Asia, Europe and North America. We also source products and materials through external suppliers.

In addition to organic growth, our strategy includes the potential acquisition of businesses, assets and technologies that complement our existing capabilities and enable us to drive growth in new or existing markets.

Company Information

We were incorporated in Delaware in 2013. Our principal executive office is located at 7628 Thorndike Road, Greensboro, North Carolina 27409-9421 and our telephone number is (336) 664-1233. Our common stock is listed on the Nasdaq Global Select Market under the symbol “QRVO.”

Risk Factors

Our success in achieving our objectives and expectations is dependent upon, among other things, general economic conditions, competitive conditions and certain other factors that are specific to our company and/or the markets in which we operate. These factors are set forth in detail under the heading “Risk Factors” in this prospectus and under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 1, 2023. We encourage you to review carefully these risk factors and any other risk factors in our SEC filings that are incorporated herein by reference. Furthermore, this prospectus contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those factors under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

The Exchange Offer

Below is a summary of the material terms of the exchange offer. We are offering to exchange the new notes for the old notes. The terms of the new notes offered in the exchange offer are substantially identical to the terms of the old notes, except that the new notes will be registered under the Securities Act and certain transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes. For more information, see “The Exchange Offer,” which contains a more detailed description of the terms and conditions of the exchange offer.

Background	On December 14, 2021, we completed a private placement of $500,000,000 aggregate principal amount of 1.750% Senior Notes due 2024. In connection with the offering, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed, among other things, to complete this exchange offer for the old notes.

Old Notes	$500,000,000 1.750% Senior Notes due 2024 that have not been registered under the Securities Act.

New Notes	$500,000,000 1.750% Senior Notes due 2024 that have been registered under the Securities Act.

The Exchange Offer	We are offering to issue registered new notes in exchange for a like principal amount and like denomination of our unregistered old notes of the same series. We are offering to issue these registered new notes to satisfy our obligations under the registration rights agreement. You may tender your old notes for exchange by following the procedures described below and in the section entitled “The Exchange Offer” in this prospectus.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2023, unless we extend the exchange offer.

Procedures for Tendering	If you decide to exchange your old notes for new notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new notes. To tender old notes, you must complete and sign the letter of transmittal accompanying this prospectus (the “Letter of Transmittal”) in accordance with the instructions contained in it and forward it, together with any other documents required by the Letter of Transmittal, to the exchange agent, either with the old notes to be tendered or in compliance with the specified procedures for guaranteed delivery of old notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender old notes pursuant to the exchange offer. See “The Exchange Offer—Exchange Offer Procedures,” “The Exchange Offer—Book-Entry Transfers” and “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal	You may withdraw any old notes that you tender for exchange at any time prior to the expiration of the exchange offer. See “The Exchange Offer—Withdrawal Rights.”

Acceptance of Old Notes for Exchange; Issuance of New Notes	Subject to certain conditions, we intend to accept for exchange any and all old notes that are properly tendered in the exchange offer before the expiration time. If we decide for any reason not to accept any old notes you have tendered for exchange, those old notes will be returned to you without cost promptly after the expiration or termination of the exchange offer. The new notes will be delivered promptly after the expiration time. See “The Exchange Offer—Acceptance of Old Notes for Exchange; Delivery of New Notes Issued in the Exchange Offer.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, some of which we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. See “The Exchange Offer—Conditions to the Exchange Offer.”

Consequences of Exchanging Old Notes	Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued by the SEC to third parties, we believe that you may offer for resale, resell or otherwise transfer the new notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if you:

•	acquire the new notes in the ordinary course of your business;

•	are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the new notes; and

•	you are not an “affiliate” of Qorvo, as defined in Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur. Any broker-dealer that acquires new notes in the exchange offer for its own account in exchange for old notes which it acquired through market-making or other trading activities must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus when it resells or transfers any new notes issued in the exchange offer. See “The Exchange Offer—Consequences of Exchanging Old Notes” and “Plan of Distribution.”

Consequences of Failure to Exchange Old Notes

All untendered old notes or old notes that are tendered but not accepted will continue to be subject to the restrictions on transfer set forth in the old notes and in the Indenture (as defined under “Description of the New Notes”) under which the old notes were issued. In general, you may offer or sell your old notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not anticipate that we will register the old notes under the Securities Act. If you do not participate in the exchange offer, the liquidity of your old notes could be adversely affected. See “The Exchange Offer—Consequences of Failure to Exchange Old Notes.”

Interest on Old Notes Exchanged in the Exchange Offer	On the record date for the first interest payment date for new notes offered hereby following the consummation of the exchange offer, holders of such new notes will receive interest accruing from the most recent date to which interest has been paid.

U.S. Federal Income Tax Consequences of the Exchange Offer	You will not realize gain or loss for U.S. federal income tax purposes as a result of your exchange of old notes for new notes to be issued in the exchange offer. For additional information, see “Material United States Federal Income Tax Considerations.” You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as tax consequences of the ownership and disposition of the new notes.

Exchange Agent	Computershare Trust Company, N.A. is serving as the exchange agent in connection with the exchange offer. The address, email address and telephone and facsimile numbers of the exchange agent are listed in this prospectus. See “The Exchange Offer—The Exchange Agent.”

Use of Proceeds	We will not receive any proceeds from the issuance of new notes in the exchange offer. We will pay all expenses incident to the exchange offer. See “Use of Proceeds” and “The Exchange Offer—Fees and Expenses.”

The New Notes

The terms of the new notes are substantially identical to those of the old notes, except that the new notes will be registered under the Securities Act and the transfer restrictions, registration rights, and additional interest provisions applicable to the old notes do not apply to the new notes. The new notes will evidence the same debt as the old notes and will be governed by the Indenture. Accordingly, the new notes and the old notes will be considered a single class of securities under the Indenture. A brief description of the material terms of the new notes follows. For a more complete description, see “Description of the New Notes.”

Issuer	Qorvo, Inc.

Notes Offered	$500,000,000 1.750% Senior Notes due 2024 that have been registered under the Securities Act.

Maturity	The new notes will mature on December 15, 2024.

Interest	The new notes will bear interest at a rate of 1.750% per annum. Interest on the new notes will be payable semi-annually in cash in arrears on June 15 and December 15 of each year.

Guarantees	The new notes will be guaranteed, jointly, severally, fully and unconditionally (subject to certain customary release provisions), on a senior unsecured basis by our existing and future direct and indirect, 100%-owned, U.S. subsidiaries that guarantee the Company’s obligations under our existing credit facility, or any other material credit facility. The guarantees of the new notes are referred to herein as the “new guarantees.” See “Description of the New Notes—The Subsidiary Guarantors,” “Description of the New Notes—Subsidiary Guarantees” and “Description of the New Notes—Certain Covenants—Future Subsidiary Guarantors.”

Ranking	The new notes and the new guarantees will be our and the guarantors’ senior unsecured obligations, respectively, and will rank equally in right of payment with all of our and the guarantors’ present and future senior debt, including the obligations under the Credit Facility (as defined in this prospectus), the 4.375% Senior Notes due 2029 (the “2029 notes”) and the 3.375% Senior Notes due 2031 (the “2031 notes”), rank senior in right of payment to our and the guarantors’ present and future subordinated debt, and will be effectively subordinated in right of payment to any of our and the guarantors’ present and future secured debt, to the extent of the value of the assets securing such debt. In addition, the new notes will be structurally subordinated to all of the liabilities of our existing and future subsidiaries that are not guaranteeing the new notes, to the extent of the assets of those subsidiaries. See “Description of the New Notes—Ranking.”

Optional Redemption	The Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date. See “Description of the New Notes—Optional Redemption.”

Change of Control Triggering Event	If we experience a change of control triggering event, we may be required to offer to repurchase all of the new notes at 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, to the repurchase date. See “Description of the New Notes—Change of Control Triggering Event.”

Certain Covenants	The Indenture contains covenants that limit, among other things, our ability and the ability of some of our subsidiaries to:

•

issue, incur, create, assume or guarantee any indebtedness secured by a lien upon any Principal Property (as defined in the section entitled “Description of the New Notes”) or shares of any subsidiary that owns a Principal Property;

•	enter into certain sale and leaseback transactions with respect to any Principal Property; and

•	consolidate, amalgamate, merge or sell all or substantially all of our assets.

As of July 1, 2023, we had no Principal Properties.

Form and Denominations	We will issue the new notes in fully registered form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each of the new notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”). You will hold a beneficial interest in one or more of the new notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest in their books. Except under limited circumstances, we will not issue certificated new notes.

Trustee	Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association

RISK FACTORS

We have included discussions of cautionary factors describing risks relating to our business and an investment in our securities in our Annual Report on Form 10-K for the fiscal year ended April 1, 2023, which is incorporated by reference into this prospectus. Additional risks related to the new notes are described in this prospectus. Before tendering old notes in the exchange offer, you should carefully consider the risk factors we describe in this prospectus and in any report incorporated by reference into this prospectus, including our most recent Annual Report on Form 10-K. Any or all of these risk factors could have a material adverse effect on our business, results of operations, cash flows and/or financial condition and thus cause the value of the notes to decline. Furthermore, although we discuss key risks in the following risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to the New Notes and Our Debt

We may not be able to generate sufficient cash to service all of our debt, including the Credit Facility, the 2029 notes, the 2031 notes and the new notes, or to fund capital expenditures and may be forced to take other actions to satisfy our debt obligations and financing requirements, which may not be successful or on terms favorable to us.

Our ability to make scheduled payments on or to refinance our debt obligations, including the Credit Facility, the 2029 notes, the 2031 notes and the new notes, and to fund working capital, planned capital expenditures and expansion efforts and any strategic alliances or acquisitions we may make in the future depends on our ability to generate cash in the future and on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot be sure that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our debt, including the Credit Facility, the 2029 notes, the 2031 notes and the new notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may face liquidity issues and be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our debt, including the Credit Facility, the 2029 notes, the 2031 notes and the new notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service and other obligations. Additionally, the credit agreement with Bank of America, N.A., as administrative agent, swing line lender and letters of credit issuer, and a syndicate of other lenders (as amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”) governing a senior revolving line of credit up to $300.0 million (the “Credit Facility”), the indenture governing the 2029 notes (as amended and supplemented, the “2019 Indenture”), the indenture governing the 2031 notes (the “2020 Indenture”) and the Indenture (collectively with the 2019 Indenture and the 2020 Indenture, the “Indentures”) limit the use of the proceeds from any disposition; as a result, we may not be allowed under these documents to use proceeds from such dispositions to satisfy our debt service obligations. Further, we may need to refinance all or a portion of our debt on or before maturity, and we cannot be sure that we will be able to refinance any of our debt on commercially reasonable terms or at all.

The agreements and instruments governing our debt impose restrictions that may limit our operating and financial flexibility.

The Credit Facility and the 2019 Indenture contain a number of significant restrictions and covenants that limit our ability to:

•	incur additional debt;

•	pay dividends, make other distributions or repurchase or redeem our capital stock;

•	prepay, redeem or repurchase certain debt;

•	make loans and investments;

•	sell, transfer or otherwise dispose of assets;

•	incur or permit to exist certain liens;

•	enter into certain types of transactions with affiliates;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	consolidate, amalgamate, merge or sell all or substantially all of our assets.

Furthermore, the 2020 Indenture and the Indenture contain covenants that limit, among other things, our ability and the ability of some of our subsidiaries to incur or permit to exist certain liens, enter into certain sale and leaseback transactions, and consolidate, amalgamate, merge or sell all or substantially all of our assets. These covenants could have the effect of limiting our flexibility in planning for or reacting to changes in our business and the markets in which we compete. In addition, the Credit Agreement requires us to comply with certain financial maintenance covenants. Operating results below current levels or other adverse factors, including a significant increase in interest rates, could result in our being unable to comply with the financial covenants contained in the Credit Agreement. If we violate covenants under the Credit Agreement or the Indentures and are unable to obtain a waiver from our lenders, our debt under the Credit Facility, the 2029 notes, the 2031 notes and the new notes would be in default and could be accelerated by our lenders. Because of cross-default provisions in the agreements and instruments governing our debt, a default under one agreement or instrument could result in a default under, and the acceleration of, our other debt. If our debt is accelerated, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if we are able to obtain new financing, it may not be on commercially reasonable terms, on terms that are acceptable to us, or at all. If our debt is in default for any reason, our business, financial condition and results of operations could be materially and adversely affected. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of the 2029 notes, the 2031 notes and the new notes and may make it more difficult for us to successfully execute our business strategy and compete against companies that are not subject to such restrictions.

Our debt could adversely affect our financial health and prevent us from fulfilling our obligations under the new notes.

As of July 1, 2023, we had outstanding principal amount of debt of approximately $2,050.0 million and $300.0 million of availability under the Credit Facility. Our debt could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the new notes, the 2029 notes, the 2031 notes and the Credit Facility;

•	increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations, because a portion of our borrowings will be at variable rates of interest;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions, joint ventures and investments and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we participate;

•	limit our ability to obtain additional debt or equity financing due to applicable financial and restrictive covenants in our debt agreements;

•	place us at a competitive disadvantage compared to our competitors that may have less debt; and

•	limit our ability to borrow additional funds.

We expect to pay expenses and to pay principal and interest on current and future debt from cash provided by operating activities. Therefore, our ability to meet these payment obligations will depend on future financial performance and cash availability, which is subject in part to numerous economic, business and financial factors beyond our control. If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to reduce or delay expansion plans and capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt.

Despite our debt levels, we and our subsidiaries may still incur significant additional debt; incurring more debt could increase the risks associated with our substantial debt.

We and our subsidiaries may be able to incur substantial additional debt, including additional secured debt, in the future. The terms of the Credit Agreement and the 2019 Indenture restrict, but do not completely prohibit us from incurring substantial additional debt, and the 2020 Indenture and the Indenture allow us to incur substantial additional debt. In addition, the Indentures allow us to issue additional notes under certain circumstances, which will also be guaranteed by the guarantors. The Indentures also allow us to incur certain secured debt. The Indentures allow our non-guarantor subsidiaries, which include our foreign subsidiaries, to incur additional debt, which debt (as well as other liabilities at any such subsidiary) would be structurally senior to the new notes. In addition, the Indentures do not prevent us from incurring certain other liabilities that do not constitute indebtedness (as defined in the Indentures). If new debt or other liabilities are added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

The new notes will be structurally subordinated to all debt of our existing and future subsidiaries that do not guarantee the new notes.

You will not have any claim as a creditor against any of our existing or future subsidiaries that do not guarantee the new notes. Debt and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will be structurally senior to your claims against those subsidiaries. In addition, subject to certain limitations, the Credit Agreement and the Indentures permit these subsidiaries to incur additional debt and do not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries. As of April 1, 2023, our non-guarantor subsidiaries had approximately $80.9 million of total liabilities (excluding intercompany liabilities).

The new notes and the new guarantees will be effectively subordinated to our existing and future secured debt.

As of April 1, 2023, we had no outstanding secured debt. The Credit Agreement and the Indentures allow us to incur certain secured debt. Obligations in respect of such secured debt will be effectively senior in right of payment to all of our and the guarantors’ obligations under the new notes and the new guarantees to the extent of the value of the collateral securing such debt. In the event of a bankruptcy, claims by the holders of the new notes will, therefore, be effectively junior to claims by our creditors under such secured debt to the extent of the realizable value of the collateral securing such debt.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

The new notes initially will be guaranteed by certain of our wholly-owned domestic subsidiaries. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; or

•	was insolvent or rendered insolvent by reason of the incurrence of the guarantee; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We may not be able to repurchase the new notes upon a change of control triggering event or pursuant to an asset sale offer, which would result in a default under the Indenture and would adversely affect our business and financial condition.

Upon a change of control triggering event, as defined under the Indenture, the holders of new notes will have the right to require us to offer to purchase all of the new notes then outstanding at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. The source of funds for any such purchase of the new notes will be our available cash or cash generated from operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the new notes upon a change of control triggering event because we may not have sufficient financial resources, including the ability to arrange necessary financing on acceptable terms or at all, to purchase all of the new notes that are tendered upon a change of control triggering event. Our failure to offer to purchase all outstanding new notes or to purchase all validly tendered new notes would be an event of default under the Indenture. Such an event of default may cause the acceleration of our other debt. Our other debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control triggering event under the Indenture.

In addition, under certain circumstances specified in the Indenture, we will be required to commence an Offer to Purchase (as defined in the Indenture) pursuant to which we must repay senior debt or make an offer to purchase a principal amount of the notes equal to the Excess Proceeds (as defined in the Indenture). The purchase price of the new notes will be 100% of their principal amount, plus accrued and unpaid interest.

Our other debt may contain restrictions that would limit or prohibit us from completing any such Offer to Purchase. Our failure to purchase any such new notes when required under the Indenture would be an event of default under the Indenture.

An active trading market may not develop for the new notes, which would limit your ability to resell the new notes.

The new notes are a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the new notes on any U.S. securities exchange or for quotation through an automated dealer quotation system. The liquidity of the trading market in the new notes and the market prices quoted for the new notes may be adversely affected by changes in the overall market for this type of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, an active trading market may not develop for the new notes, you may not be able to sell the new notes, or, even if you can sell the new notes, you may not be able to sell them at an acceptable price.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the new notes, if any, could cause the liquidity or market value of the new notes to decline.

There can be no assurance that any rating assigned by the rating agencies will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency, if in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the new notes.

Risks Related to the Exchange Offer

Old notes that are not tendered in the exchange offer will continue to be subject to restrictions on transfer and you may have difficulty selling any old notes not exchanged.

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes as described in the legend on the global notes representing the old notes. There are restrictions on transfer of your old notes because we issued the old notes under an exemption from the registration requirements of the Securities Act and applicable state securities laws. In general, you may offer or sell the old notes only if they are registered under the Securities Act and applicable state securities laws or offered and sold under an exemption from, or in a transaction not subject to, such registration requirements. We do not intend to register any old notes not tendered in the exchange offer, and upon consummation of the exchange offer, you will not be entitled to any rights to have your untendered old notes registered under the Securities Act. In addition, the trading market for the remaining old notes will be adversely affected depending on the extent to which old notes are tendered and accepted in the exchange offer. See “The Exchange Offer—Consequences of Failure to Exchange Old Notes.”

Some holders may need to comply with the registration and prospectus delivery requirements of the Securities Act.

In general, if you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be an underwriter and be deemed to have received restricted securities, in which case you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Any broker-dealer that (1) exchanges its old notes in the exchange offer for the purpose of participating in a distribution of the new notes or (2) resells new notes that were received by it for its own account in the exchange offer may also be deemed to have received restricted securities and will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer and be identified as an underwriter in the applicable prospectus. Any profit on the resale of the new notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

You must comply with the exchange offer procedures to receive new notes.

We will issue the new notes in exchange for your old notes only if you tender the old notes in compliance with the procedures set forth in “The Exchange Offer—Exchange Offer Procedures.” Such procedures require that you deliver a properly completed and duly executed Letter of Transmittal, or transmit an “agent’s message,” and deliver other required documents before expiration of the exchange offer. You should allow sufficient time to ensure timely delivery of the necessary documents. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If you are the beneficial holder of old notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your old notes are registered and instruct that person to tender on your behalf. Old notes that are not tendered or that are tendered but not accepted by us for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act, and upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See “The Exchange Offer—Consequences of Failure to Exchange Old Notes.”

USE OF PROCEEDS

We will not receive proceeds from the issuance of the new notes offered hereby. In consideration for issuing the new notes in exchange for old notes as described in this prospectus, we will receive old notes of like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled.

THE EXCHANGE OFFER

General

When we issued the old notes on December 14, 2021, we entered into a registration rights agreement among us, as issuer, certain of our subsidiaries, as guarantors, and BofA Securities, Inc., as representative of the several initial purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we agreed to:

•	file a registration statement (the “Exchange Offer Registration Statement”) with the SEC with respect to the exchange offer, to exchange the new notes for the old notes;

•	use commercially reasonable efforts to consummate the exchange offer on or prior to December 4, 2023, or the following business day in the event such date is not a business day; and

•	keep the exchange offer open for at least 20 business days.

For each old note validly tendered pursuant to the exchange offer and not validly withdrawn by the holder thereof, the holder of such old note will receive in exchange a new note having a principal amount equal to that of the tendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old notes exchanged therefor or, if no interest has been paid on the old notes, from the date of the original issue of the old notes.

Shelf Registration

If the exchange offer is not consummated, under certain circumstances and within specified time periods provided for in the Registration Rights Agreement, we are required to use commercially reasonable efforts to promptly file a shelf registration statement (the “Shelf Registration Statement”) covering resales of the old notes and related guarantees and to cause the Shelf Registration Statement to be declared effective. In such instance, we would be required to use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended until the earlier of one year following the effective date of the Shelf Registration Statement or the date when all of the old notes and related guarantees covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

Additional Interest on Old Notes

Subject to certain limitations, we will be required to pay the holders of the old notes additional interest (as determined in accordance with the terms of the Registration Rights Agreement) on the old notes if:

•	the exchange offer is not consummated on or prior to December 4, 2023, or the following business day in the event such date is not a business day;

•	we fail to file any Shelf Registration Statement required by the Registration Rights Agreement on or before the date specified for such filing;

•	any such Shelf Registration Statement is not declared effective by the SEC (or does not become effective automatically) on or prior to the date specified for such effectiveness; or

•	any such Shelf Registration Statement is declared effective but thereafter ceases to be effective during specified time periods.

If we fail to meet these targets (each, a “registration default”), as applicable, the annual interest rate on the old notes will increase by 0.25%. The annual interest rate on the old notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year. If we cure the registration default, the interest rate on the old notes will revert to the original level.

This summary of the provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the complete text of the Registration Rights Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer

This prospectus and the accompanying Letter of Transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, we will accept for exchange old notes that are properly tendered and not withdrawn on or before the expiration date of the exchange offer. We have agreed to use commercially reasonable efforts to keep the exchange offer open for at least 20 business days from the date notice of the exchange offer is mailed or sent to holders of the old notes. The expiration date of this exchange offer is 5:00 p.m., New York City time, on                , 2023, or such later date and time to which we, in our sole discretion, extend the exchange offer.

The form and terms of the new notes being issued in the exchange offer are the same as the form and terms of the old notes, except that the new notes being issued in the exchange offer:

•	will have been registered under the Securities Act;

•	will not bear the restrictive legends restricting their transfer under the Securities Act that are contained in the old notes; and

•	will not contain the registration rights and additional interest provisions that apply to the old notes.

We expressly reserve the right, in our sole discretion:

•	to extend the expiration date;

•	to delay accepting any old notes due to any extension, if applicable, of the exchange offer;

•	to terminate the exchange offer and not accept any old notes for exchange if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied; and

•	to amend the exchange offer in any manner.

We will give written notice of any extension, delay, termination, non-acceptance or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them promptly after the expiration or termination of the exchange offer.

Exchange Offer Procedures

When the holder of old notes tenders and we accept old notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying Letter of Transmittal. Except as set forth below, a holder of old notes who wishes to tender old notes for exchange must, on or prior to the expiration date of the exchange offer:

•

transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to Computershare Trust Company, N.A., the exchange agent, at the address set forth under the heading “—The Exchange Agent” below; or

•

if old notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an Agent’s Message (as defined below) to the exchange agent at the address set forth under the heading “—The Exchange Agent” below.

In addition, either:

•	the exchange agent must receive the certificates for the old notes and the Letter of Transmittal;

•

the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the old notes being tendered into the exchange agent’s account at DTC, along with the Letter of Transmittal or an Agent’s Message; or

•	the holder must comply with the guaranteed delivery procedures described under the heading “—Guaranteed Delivery Procedures” below.

The term “Agent’s Message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry transfer, referred to as a “Book-Entry Confirmation,” which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the Letter of Transmittal and that we may enforce the Letter of Transmittal against such holder.

The method of delivery of the old notes, the Letters of Transmittal and all other required documents is at the election and risk of the holder. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No Letters of Transmittal or old notes should be sent directly to us.

Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a holder of old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the Letter of Transmittal; or

•	for the account of an eligible institution.

An “eligible institution” is a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If signatures on a Letter of Transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If old notes are registered in the name of a person other than the signer of the Letter of Transmittal, the old notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution.

We will determine all questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

•	reject any and all tenders of any old note improperly tendered;

•	refuse to accept any old note if, in our judgment or the judgment of our counsel, acceptance of the old note may be deemed unlawful; and

•

waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date, including the right to waive the ineligibility of any class of holder who seeks to tender old notes in the exchange offer.

Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration date, including the Letter of Transmittal and the instructions related thereto, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will any such persons incur any liability for failure to give such notification.

If a person or persons other than the registered holder or holders of the old notes tendered for exchange signs the Letter of Transmittal, the tendered old notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old notes.

If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the Letter of Transmittal or any old notes or any power of attorney, such persons should so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority to so act unless we waive this requirement.

By tendering old notes, each holder will represent to us that, among other things, the person acquiring new notes in the exchange offer is acquiring them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes. If any holder or any such other person is an “affiliate” of ours or any subsidiary guarantor as defined in Rule 405 under the Securities Act, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the new notes, such holder or any such other person:

•	may not rely on the applicable interpretations of the staff of the SEC as set forth in no-action letters issued to third parties; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction and be identified as an underwriter in the applicable prospectus.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus in connection with any resale of such new notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes Issued in the Exchange Offer

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue new notes registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See “—Conditions to the Exchange Offer” below for a discussion of the conditions that must be satisfied before we accept any old notes for exchange.

For each old note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered old note. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Old notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Under the Registration Rights Agreement, we may be required to make additional payments in the form of additional interest to the holders of the old notes under circumstances relating to the timing of the exchange offer, as discussed under “—Additional Interest on Old Notes” above.

In all cases, we will issue new notes in the exchange offer for old notes that are accepted for exchange only after the exchange agent timely receives:

•	certificates for such old notes or a timely Book-Entry Confirmation of such old notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed Letter of Transmittal or an Agent’s Message; and

•	all other required documents.

If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered old notes, or if a holder submits old notes for a greater principal amount than the holder desires to exchange, we will promptly return such unaccepted or non-exchanged old notes without cost to the tendering holder. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC, such non-exchanged old notes will be credited to an account maintained with DTC. We will return the old notes or have them credited to DTC promptly after the expiration or termination of the exchange offer.

Book-Entry Transfers

The exchange agent will make a request to establish an account at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s system must make book-entry delivery of old notes denominated in dollars by causing DTC to transfer the old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Such participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an Agent’s Message confirming that DTC has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the Letter of Transmittal and that we may enforce the Letter of Transmittal against such participant. Notwithstanding the foregoing, the Letter of Transmittal or facsimile thereof or an Agent’s Message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address set forth below under the heading “—The Exchange Agent” on or prior to the expiration date; or

•	comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If a holder of old notes desires to tender such notes and the holder’s old notes are not immediately available, or time will not permit such holder’s old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the holder tenders the old notes through an eligible institution;

•

prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, by email or facsimile transmission, mail or hand delivery, as applicable, setting forth the name and address of the holder of the old notes being tendered and the amount of the old notes being tendered.

The notice of guaranteed delivery will state that the tender is being made and guarantee that within three business days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal or Agent’s Message with any required signature guarantees and any other documents required by the Letter of Transmittal will be deposited by the eligible institution with the exchange agent; and

•

the exchange agent receives the certificates for all physically tendered old notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal or Agent’s Message with any required signature guarantees and any other documents required by the Letter of Transmittal, within three business days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

You may withdraw tenders of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at the address set forth under the heading “—The Exchange Agent” below. Any such notice of withdrawal must:

•	specify the name of the person who tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the principal amount of such old notes; and

•	where certificates for old notes are transmitted, specify the name in which old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices, and our determination will be final and binding on all parties. Any tendered old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be promptly returned to the holder of those old notes without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC, the old notes withdrawn will be credited to an account maintained with DTC for the old notes. The old notes will be returned or credited to this account as soon as practicable after withdrawal or rejection of tender or promptly after termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described above under the heading “—Exchange Offer Procedures” at any time at or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

We are not required to accept for exchange, or to issue new notes in the exchange offer for, any old notes. We may terminate or amend the exchange offer at any time before the expiration date if:

•	the exchange offer would violate any applicable federal law, statute, rule or regulation or any applicable interpretation of the staff of the SEC;

•

any action or proceeding is instituted or threatened in any court or by or before any governmental agency challenging the exchange offer or that we believe might be expected to prohibit or materially impair our ability to proceed with the exchange offer;

•

any stop order is threatened or in effect with respect to either (1) the registration statement of which this prospectus forms a part or (2) the qualification of the indenture governing the new notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

any law, rule or regulation is enacted, adopted, proposed or interpreted that we believe might be expected to prohibit or impair our ability to proceed with the exchange offer or to materially impair the ability of holders generally to receive freely tradable new notes in the exchange offer;

•

there is any change or a development involving a prospective change in our business, properties, assets, liabilities, financial condition, operations or results of operations taken as a whole, that is or may be adverse to us;

•

there is any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer; or

•	we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the old notes or the new notes to be issued in the exchange offer.

The preceding conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. If we do so, the exchange offer will remain open for at least five business days following any waiver of the preceding conditions. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which we may assert at any time and from time to time.

The Exchange Agent

Computershare Trust Company, N.A. (the “exchange agent”) has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for the notice of guaranteed delivery or the notice of withdrawal to the exchange agent addressed as follows:

To: Computershare Trust Company, N.A.

By Mail or In Person:

Computershare Trust Company, N.A.

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Raymond Delli Colli and Verda Gegaj

By Telephone, Email or Facsimile Transmission:

Telephone: 1 (667)-786-1690

Email: Raymond.DelliColli@computershare.com

Verda.gegaj@computershare.com

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA EMAIL OR FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We will not make any payment to brokers, dealers or others for soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred by us in connection with the exchange offer, including:

•	the SEC registration fee;

•	fees and expenses of the exchange agent and the trustee;

•	accounting and legal fees;

•	printing fees; and

•	other related fees and expenses.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, the new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the holder must pay any of these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, these taxes is not submitted with the Letter of Transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange Old Notes

Holders who desire to tender their old notes in exchange for new notes should allow sufficient time to ensure timely delivery of the documents required for such exchange. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

Old notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the Indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes and in the offering memorandum dated December 9, 2021 relating to the old notes. Except in limited circumstances with respect to specific types of holders of old notes, we will have no further obligation to provide for the registration under the Securities Act of such old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the old notes under the Securities Act or under any state securities laws following the expiration date of the exchange offer.

Upon completion of the exchange offer, holders of the old notes will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances.

Holders of the new notes and any old notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the applicable indenture.

Consequences of Exchanging Old Notes

Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the new notes may be offered for resale, resold or otherwise transferred by holders of those new notes, other than by any holder that is an “affiliate” of ours or any subsidiary guarantor within the meaning of Rule 405 under the Securities Act. The new notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the new notes issued in the exchange offer are acquired in the ordinary course of the holder’s business; and

•

neither the holder, other than a broker-dealer, nor, to the actual knowledge of such holder, any other person receiving new notes from the holder, has any arrangement or understanding with any person to participate in the distribution of the new notes issued in the exchange offer.

However, the SEC has not considered this exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to this exchange offer as in such other circumstances.

Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

•	it is not an affiliate of ours or any subsidiary guarantor;

•	it is not engaged in, and does not intend to engage in, a distribution of the new notes and has no arrangement or understanding to participate in a distribution of new notes;

•	it is acquiring the new notes issued in the exchange offer in the ordinary course of its business; and

•	it is not acting on behalf of a person who could not make the three preceding representations.

Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that:

•	such old notes were acquired by such broker-dealer as a result of market-making or other trading activities (and not directly from us);

•	it has not entered into any arrangement or understanding with us or an affiliate of ours to distribute the new notes; and

•

it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes, and such broker-dealer will comply with the applicable provisions of the Securities Act with respect to resale of any new notes.

Furthermore, any broker-dealer that acquired any of its old notes directly from us:

•

may not rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (June 5, 1991) and Exxon Capital Holdings Corporation (May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction and be identified as an underwriter in the applicable prospectus.

In addition, to comply with state securities laws of certain jurisdictions, the new notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the new notes. We have agreed in the Registration Rights Agreement that, prior to any public offering of old notes, we will cooperate with the selling holders of old notes and their counsel in connection with the registration and qualification of such old notes entitled to registration rights, under the securities or Blue Sky laws of such jurisdictions as the selling holders of old notes may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in the applicable jurisdictions, provided, however, that we are not required to register or qualify as a foreign corporation where we are not so qualified or to take any action that would subject us to the service of process in suits or to taxation, in any jurisdiction where we are not so subject.

Accounting Treatment

We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange offer. Accordingly, we will not recognize any gain or loss for accounting purposes.

DESCRIPTION OF THE NEW NOTES

General

The term “new notes” refers to Qorvo’s $500,000,000 1.750% Senior Notes due 2024 that have been registered under the Securities Act. The term “old notes” refers to Qorvo’s outstanding unregistered $500,000,000 1.750% Senior Notes due 2024. We refer to the new notes and the old notes (to the extent not exchanged for new notes) in this section as the “Notes.”

The terms of the old notes are identical in all material respects to those of the new notes, except that: (1) the old notes have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the exchange offer, except under limited circumstances); and (2) the new notes will not contain terms with respect to additional interest.

The Company issued the old notes and will issue the new notes pursuant to the indenture, dated as of December 14, 2021, among the Company, the Subsidiary Guarantors and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association as trustee (as amended, modified or supplemented, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. You should refer to the Indenture and the TIA for a complete statement of the terms applicable to the Notes. Copies of the Indenture are available upon request from the Company.

The following is a summary of material provisions of the Indenture. The following summary of the terms of the Notes and the Indenture is not complete and is subject to, and is qualified by reference to, the Notes and the Indenture, including the definitions therein of certain capitalized terms used but not defined in this Description of the New Notes. We urge you to read the entire Indenture, because the Indenture, and not this description, defines your rights as holders of the new notes. For the definitions of certain capitalized terms, see “Certain Definitions” below.

For purposes of this section, the term “Company” refers only to Qorvo, Inc. and not to any of its subsidiaries. Certain of the Company’s subsidiaries will guarantee the new notes and will be subject to many of the provisions described in this section. Each subsidiary that guarantees the new notes is referred to in this section as a “Subsidiary Guarantor.” Each such guarantee is referred to as a “Subsidiary Guarantee.”

Overview of the Notes and the Subsidiary Guarantees

The old notes are and the new notes will be:

•	senior unsecured obligations of the Company;

•	equal in right of payment with all of the Company’s existing and future senior Indebtedness, including Indebtedness under the Credit Agreement, the 2029 Notes and the 2031 Notes;

•	senior in right of payment to all of the Company’s future Indebtedness that is subordinated in right of payment to the Notes;

•	effectively subordinated to all Secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness;

•	structurally subordinated to all liabilities of each existing and future Subsidiary of the Company that is not a Subsidiary Guarantor; and

•	guaranteed on a general senior unsecured basis by the Subsidiary Guarantors.

The Subsidiary Guarantors

The old notes are, and the new notes will be, guaranteed by each Domestic Subsidiary of the Company that from time to time guarantees Indebtedness of the Company under the Company’s Credit Agreement. The

Subsidiary Guarantee of each Subsidiary Guarantor, with respect to old notes, is and, with respect to new notes, will be:

•	a senior unsecured obligation of such Subsidiary Guarantor;

•	equal in right of payment with all of such Subsidiary Guarantor’s existing and future senior Indebtedness, including obligations under the Credit Agreement, the 2029 Notes and the 2031 Notes;

•	senior in right of payment to all of such Subsidiary Guarantor’s future Indebtedness that is subordinated in right of payment to such Subsidiary Guarantee; and

•	effectively subordinated to all Secured Indebtedness of such Subsidiary Guarantor and its Subsidiaries, to the extent of the value of the assets securing such Indebtedness.

Not all of our Subsidiaries will guarantee the Notes. As of April 1, 2023, our non-guarantor Subsidiaries had an aggregate of approximately $80.9 million of total liabilities (excluding intercompany liabilities) and had an aggregate of approximately $3.7 billion of total assets (excluding intercompany assets). In addition, for the fiscal year ended April 1, 2023, our non-guarantor Subsidiaries accounted for approximately 89% of our revenues (excluding intercompany revenues).

Principal, Maturity and Interest

The Company may issue additional notes (the “Additional Notes”) from time to time after this offering. Additional Notes that are not fungible with the Notes for federal income tax purposes may trade under a separate CUSIP and may be treated as a separate class for purposes of transfers and exchanges. Nevertheless, the Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class of Notes for all other purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue new notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The new notes will mature on December 15, 2024.

Each new note will bear interest at a rate of 1.750% per annum. We will pay interest semiannually to Holders of record at the close of business on June 1 or December 1 immediately preceding the interest payment date on June 15 and December 15 of each year. We will pay interest on overdue principal at 1% per annum in excess of the interest rate, and we will pay interest on overdue installments of interest at this higher rate to the extent lawful.

Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. Registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid.

Payments

Principal of and premium, if any, and interest on the new notes will be payable, and the new notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes, or, at the option of the Company, by check mailed to the Person entitled thereto as shown on the security register; provided that all payments of principal, premium, if any, and interest with respect to new notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made through the facilities of DTC. No service charge will be made for any registration of transfer, exchange or redemption of new notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. Until otherwise designated by the Company, the Company’s office or agency will be the office of the trustee maintained for such purpose.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as paying agent or registrar. The registrar will maintain a register reflecting ownership of any Notes in certificated, non-global form outstanding from time to time and the paying agent will make payments on and facilitate transfer of such Notes in certificated, non-global form on the behalf of the Company.

Transfer and Exchange

A Holder of outstanding Notes will be able to transfer or exchange Notes. Upon any transfer or exchange, the registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any outstanding Note selected for redemption or purchase or to transfer or exchange any outstanding Note for a period of 15 days prior to the mailing of a notice of redemption or purchase of Notes to be redeemed or purchased or within 15 days of an interest payment date. The Notes will be issued in registered form and the Holder will be treated as the owner of such Notes for all purposes.

Form, Denomination and Registration

The old notes are, and the new notes will be, transferable and exchangeable at the office of the Registrar or any co-registrar and are or will be, as applicable, issued in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Sinking Fund; Mandatory Redemptions

There are no sinking fund payment or mandatory redemption obligations with respect to the Notes.

Optional Redemption

The Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Ranking

The old notes are, and the new notes will be, senior unsecured obligations of the Company, equal in right of payment with all of the Company’s existing and future senior Indebtedness, including Indebtedness under the Credit Agreement, the 2029 Notes and the 2031 Notes, and senior in right of payment to all of the Company’s existing and future Indebtedness that is subordinated in right of payment to the Notes. The Notes will also be effectively subordinated to all Secured Indebtedness of the Company and its Subsidiaries, to the extent of the value of the assets securing such Indebtedness.

The Subsidiary Guarantees with respect to the old notes are, and with respect to the new notes will be, the senior unsecured obligations of each Subsidiary Guarantor equal in right of payment with all of such Subsidiary Guarantor’s existing and future senior Indebtedness, including obligations under the Credit Agreement, the 2029 Notes and the 2031 Notes, and senior in right of payment to all of such Subsidiary Guarantor’s future Indebtedness that is subordinated in right of payment to such Subsidiary Guarantee. The Subsidiary Guarantees will also be effectively subordinated to all Secured Indebtedness of the applicable Subsidiary Guarantor and its Subsidiaries, to the extent of the value of the assets securing such Indebtedness.

To the extent a Subsidiary is not a Subsidiary Guarantor, creditors of the Subsidiary, including trade creditors, and preferred stockholders, if any, of the Subsidiary generally will have priority with respect to the assets and earnings of the Subsidiary over the claims of creditors of the Company, including Holders. The Notes, therefore, will be structurally subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of Subsidiaries of the Company that are not Subsidiary Guarantors.

As of April 1, 2023, we and our Subsidiaries had approximately $2,052.5 million of Indebtedness outstanding, none of which is secured. In addition, we had approximately $300.0 million of availability under our existing revolving credit facility. See “Risk Factors—Risks Related to the New Notes—Our debt could adversely affect our financial health and prevent us from fulfilling our obligations under the new notes.”

Subsidiary Guarantees

The new notes will be guaranteed by each Domestic Subsidiary of the Company that, from time to time, guarantees Indebtedness of the Company under the Credit Agreement. The Guarantors will jointly and severally, irrevocably and unconditionally, Guarantee as primary obligors and not merely as sureties, on an unsecured senior basis, the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture, including obligations to the trustee, and the new notes, whether for payment of principal of, or premium or interest on the new notes, expenses, indemnification or otherwise. Each Subsidiary Guarantee with respect to old notes is, and with respect to new notes will be, limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to that Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. In a Florida bankruptcy case, subsidiary guarantees containing this kind of provision were found to be fraudulent conveyances and thus unenforceable and the court stated that this kind of limitation is ineffective. See “Risk Factors—Risks Related to the New Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.”

The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

(1) in connection with the sale or other disposition (including by way of merger, consolidation or otherwise) of the Capital Stock or all of the assets of a Subsidiary Guarantor by the Company or a Subsidiary, if as a result of such sale, such Subsidiary ceases to be a Subsidiary;

(2) upon legal defeasance or satisfaction and discharge of the Notes in compliance with the provisions of the Indenture described under “—Defeasance” or “—Satisfaction and Discharge”; or

(3) if such Subsidiary Guarantor shall have been released from its guarantees of Indebtedness under all Material Credit Facilities.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require the Company to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date; provided, however, that notwithstanding the occurrence of a Change of Control Triggering Event, the Company shall not be obligated to purchase the Notes pursuant to this section in the event that it has exercised its right to redeem all the Notes under the terms of the section titled “Optional Redemption.”

Within 45 days following any Change of Control Triggering Event, the Company shall mail, or cause to be mailed, or, in the case of global notes, send in accordance with the applicable procedures of the depositary, a notice to each Holder with a copy to the trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s Notes at a purchase price in cash equal to

101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; and

(3) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, with the obligation to pay and the timing of payment conditioned upon the consummation of the Change of Control Triggering Event, if a definitive agreement to effect a Change of Control is in place at the time of the Change of Control Offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to such Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101.0% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of such redemption.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

The Change of Control Triggering Event purchase feature is a result of negotiations between the Company and the initial purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company will decide to do so in the future.

The Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. The Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The occurrence of a Change of Control would constitute a default under the Credit Agreement. In addition, future Indebtedness of the Company could contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to purchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of the repurchase on the Company. Finally, the Company’s ability to pay cash to the Holders upon a purchase may be limited by the Company’s then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required purchases. Even if sufficient funds were otherwise available, the terms of the Credit Agreement may prohibit, subject to limited exceptions, the Company’s prepayment of Notes prior to their scheduled maturity. If the Company is not able to prepay Indebtedness outstanding under the Credit Agreement and any other Indebtedness containing similar restrictions or obtain requisite consents, the Company will not be able to fulfill its repurchase obligations upon holders of Notes exercising their purchase rights following a Change of Control Triggering Event, and such failure will result in a default under the Indenture and, in turn, constitute a default under the Credit Agreement. Furthermore, the Change of Control Triggering Event provisions may in some circumstances make more difficult or discourage a takeover of the Company and the removal of incumbent management.

Certain Covenants

The Indenture contains covenants, including, among others, the following:

Limitation on Liens.

The Company will not, and will not permit any Subsidiary to, directly or indirectly, issue, incur, create, assume or guarantee any Indebtedness secured by a Lien upon any Principal Property or upon any shares of stock of any Principal Subsidiary(whether such Principal Property or shares are now existing or owned or hereafter created or acquired), without making effective provision whereby any and all Notes and Subsidiary Guarantees then or thereafter outstanding will be secured by a Lien equally and ratably with or prior to any and all Indebtedness thereby secured for so long as any such Indebtedness shall be so secured. The foregoing restriction, however, will not apply to each of the following:

(1) Liens on property, shares of stock or other assets of any Person existing at the time such Person becomes a Subsidiary or existing at the time of acquisition thereof by us or a Subsidiary, provided that such Liens are not incurred in anticipation of such Person’s becoming a Subsidiary or such acquisition and do not extend to (i) any Principal Property or (ii) any shares of stock of any Principal Subsidiary that, in each case, were not previously encumbered by such Liens;

(2) Liens on property of a Person existing at the time such Person is merged into or consolidated with us or a Subsidiary or at the time of a sale, lease or other disposition of the properties of such Person (or a division thereof) as an entirety or substantially as an entirety to us or a Subsidiary, provided that such Liens are not incurred in anticipation of such merger or consolidation or sale, lease or other disposition and do not extend to (i) any Principal Property or (ii) any shares of stock of any Principal Subsidiary that, in each case, were not previously encumbered by such Liens;

(3) Liens to secure all or part of the cost of acquisition, construction, development or improvement of any property or to secure debt incurred to provide funds for any such purpose (including purchase money security interests or purchase money mortgages), provided that the commitment of the creditor to extend the credit secured by any such Lien is obtained not later than 24 months after the later of (i) the completion of acquisition, construction, development or improvement of such property and (ii) the placing in operation of such property or of such property as so constructed, developed or improved;

(4) Liens in favor of, or which secure Indebtedness owing to, us or any of our Subsidiaries;

(5) Liens existing on the Closing Date;

(6) Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business (including Liens incident in the ordinary course of the construction or maintenance of Principal Property), and Liens in connection with legal proceedings;

(7) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(8) Liens to secure the performance of bids, trade or commercial contracts, government contracts,

purchase, construction, sales and servicing contracts (including utility contracts), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, deposits as security for contested taxes, import or customs duties, liabilities to insurance carriers or for the payment of rent, and Liens to secure letters of credit, guarantees, bonds or other sureties given in connection with the foregoing obligations or in connection with workers’ compensation, unemployment insurance or other types of social security or similar laws and regulations;

(9) Liens created in connection with the acquisition of assets or a project financed with, and created to secure a Nonrecourse Obligation;

(10) Liens on assets or property of the Company or any Subsidiary securing hedging obligations;

(11) Liens in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

(12) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal taxation pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended; and

(13) extensions, renewals or replacements of any Liens referred to in the foregoing clauses, provided that (i) the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and (ii) such extension, renewal or replacement Liens will be limited to all or part of the same property and improvement thereon which secured the Indebtedness so secured at the time of such extension, renewal or replacement.

Notwithstanding the restrictions in the preceding paragraph, we or any Subsidiary of ours may Incur Indebtedness secured by a Lien which would otherwise be prohibited by such restrictions, without equally and ratably securing the Notes, provided that, after giving effect thereto, the then aggregate outstanding amount of all such Indebtedness so secured by such Liens (not including Liens permitted under clauses (1) through (13) above) plus the aggregate amount of Attributable Debt in respect of Sale and Leaseback Transactions of Principal Properties entered into after the Closing Date and permitted solely pursuant to clause (3) of the covenant described below under the caption “Limitation on Sale and Leaseback Transactions” and still in existence does not exceed the greater of $750.0 million and 10% of our Consolidated Total Assets at the time of such incurrence.

Limitation on Sale and Leaseback Transactions.

The Indenture provides that the Company will not, and may not permit any Subsidiary to, engage in any Sale and Leaseback Transaction with respect to any Principal Property unless:

(1) the Company or such Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property pursuant to the covenant described under the caption “ —Limitation on Liens” equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction, without equally and ratably securing the Notes, pursuant to clauses (1)-(13) of the covenant described above under the heading “ —Limitation on Liens”;

(2) the Company or a Subsidiary shall apply, within 180 days after the effective date of such sale or transfer, an amount equal to such net proceeds to (i) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon such acquisition, construction, development or improvement will be, a Principal Property or a part thereof or (ii) the redemption of Notes issued under the Indenture or to the repayment or redemption of long-term Indebtedness of the Company or of any Subsidiary, or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment. In lieu of applying an amount equal to such net proceeds to such redemption the Company may, within 180 days after such sale or transfer, deliver to the appropriate indenture trustee Notes issued under the Indenture or long-term Indebtedness for cancellation and thereby reduce the amount to be applied to the redemption of such Notes or long-term Indebtedness by an amount equivalent to the aggregate principal amount of Notes or long-term Indebtedness; or

(3) the aggregate amount of Attributable Debt in respect of such Sale and Leaseback Transaction plus the Attributable Debt in respect of all other Sale and Leaseback Transactions of Principal Properties entered into after the Closing Date permitted solely pursuant to this clause (3) and still in existence, plus the aggregate amount of all Indebtedness secured by Liens permitted solely pursuant to the last paragraph of the covenant described above under the heading “ —Limitation on Liens” and still outstanding does not exceed the greater of $750.0 million and 10% of our Consolidated Total Assets at the time of such Sale and Leaseback Transaction.

SEC Reports

Whether or not required by the SEC’s rules and regulations, the Company will file with the SEC within the time periods specified in the SEC’s rules and regulations, and provide the trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act; provided that for purposes of this covenant, such information, documents and other reports shall be deemed to have been furnished to the trustee, Holders and prospective Holders if they are electronically available via the SEC’s EDGAR System. Even if the Company is entitled under the Exchange Act not to furnish such information to the SEC, it will nonetheless continue to furnish information that would be required to be furnished by the Company by Section 13 or 15 (d) of the Exchange Act (excluding exhibits) to the trustee and the Holders as if it were subject to such periodic reporting requirements. The Company also will comply with the other provisions of Section 314(a) of the TIA.

To the extent any information is not provided within the time periods specified in this section “SEC Reports” and such information is subsequently provided within the grace period set forth under “—Defaults,” the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured unless the Notes have been accelerated. The trustee shall have no obligation to determine if and when the Company’s financial statements or reports are publicly available and accessible electronically. Delivery of reports, information and documents to the trustee under the Indenture is for informational purposes only and the information and the trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including our compliance with any of our covenants thereunder (as to which the trustee is entitled to rely exclusively on Officers’ Certificates).

Future Subsidiary Guarantors

If, on or after the Closing Date:

(1) the Company or any of its Domestic Subsidiaries acquires or creates another Domestic Subsidiary that incurs any Indebtedness under a Material Credit Facility or Guarantees any such Indebtedness of the Company or any of its Domestic Subsidiaries; or

(2) any Domestic Subsidiary of the Company incurs Indebtedness under a Material Credit Facility or guarantees any such Indebtedness of the Company or any of its Domestic Subsidiaries and that Domestic Subsidiary was not a Subsidiary Guarantor immediately prior to such incurrence or guarantee (an “Additional Obligor”), then that newly acquired or created Domestic Subsidiary or Additional Obligor, as the case may be, will become a Subsidiary Guarantor and provide a Subsidiary Guarantee in respect of the Notes and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the trustee within 30 days after the date on which it incurred any Indebtedness under a Material Credit Facility or guarantees any such Indebtedness of the Company or any of its Domestic Subsidiaries, as the case may be.

Merger and Consolidation

The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets and its Subsidiaries’ assets (taken as a whole) to, any Person (or another Subsidiary), unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, limited partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement; provided that in the case where the Successor Company is not a corporation, a co-obligor on the Notes is a corporation;

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) complies with the Indenture and, in the case of the Opinion of Counsel, that such supplemental indenture (if any) is the valid, binding obligation of the Successor Company, enforceable against the Successor Company in accordance with its terms.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes, the Indenture and the Registration Rights Agreement, and the predecessor Company (except in the case of a lease of all or substantially all its assets) will be released from the obligation to pay the principal of and interest on the Notes.

In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

(1) immediately after giving effect to such transaction (and, in the case of clause (2) below, treating any Indebtedness that becomes an obligation of the Successor Guarantor or any Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(2) the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation, limited partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and, other than in the case of a transaction as part of which the Subsidiary Guarantee is being released as otherwise permitted by the Indenture, such Person (if not such Subsidiary Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; and

(3) the Company shall have delivered to the trustee an Officers’ Certificate stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

In the case of clause (2) above, the Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under the Notes, the Indenture and the Registration Rights Agreement, and the predecessor Subsidiary Guarantor (except in the case of a lease of all or substantially all its assets) will be released from the obligation to pay the principal of and interest on the Notes.

Notwithstanding the foregoing any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Subsidiary Guarantor.

Defaults

Each of the following is an “Event of Default”:

(1) a default in any payment of interest on any Note when due and payable continued for 30 days,

(2) a default in the payment of principal of any Note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon acceleration or otherwise,

(3) the failure by the Company or any Subsidiary Guarantor to comply with its obligations under the covenant described under “Merger and Consolidation” above,

(4) the failure by the Company or any Subsidiary to comply for 60 days after receipt of the written notice referred to below with its other agreements contained in the Notes or the Indenture,

(5) the failure by the Company or any Subsidiary that is a Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $100,000,000 (or its foreign currency equivalent) (the “cross acceleration provision”) and such failure continues for 10 days after receipt of the written notice referred to below,

(6) specified events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the “bankruptcy provisions”),

(7) the rendering of any judgment or decree for the payment of money in excess of $100,000,000 or its foreign currency equivalent (in excess of the amount for which liability for payment is covered by insurance or bonded) against the Company or a Subsidiary if:

(A) an enforcement proceeding thereon is commenced by any creditor and such enforcement is not stayed promptly after commencement, or

(B) such judgment or decree remains outstanding for a period of 60 calendar days following such judgment and is not paid, discharged, waived or stayed (the “judgment default provision”); or

(8) any Subsidiary Guarantee of a Significant Subsidiary Guarantor as of and for the twelve months ended on the end of the most recent fiscal quarter for which financial statements are publicly available ceases to be in full force and effect (except as contemplated by the terms thereof) or any such Significant Subsidiary Guarantor or Person acting by or on behalf of any such Significant Subsidiary Guarantor denies or disaffirms such Significant Subsidiary Guarantor’s obligations under the Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified in the Indenture.

The foregoing Events of Default will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless a written notice of such Default or Event of Default shall have been given to a Trust Officer by the Company or any Holder of Notes.

If a Default occurs and is continuing and a Trust Officer has received written notification thereof, the trustee must mail, or in the case of global notes, send in accordance with the applicable procedures of the depositary, mail to each Holder of the Notes notice of the Default within the earlier of 90 days after it occurs and 30 days after it is actually known to a Trust Officer or written notice of it is received by the trustee. Except in the case of a default in the payment of principal of, premium, if any, or interest on any Note, including payments pursuant to the redemption provisions of such Note, the trustee may withhold notice if and so long as it in good faith determines that withholding such notice is in the interests of the Holders. In addition, the Company will be required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the officers signing such certificate on behalf of the Company know of any Default that occurred during the previous year. The Company will also be required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute an Event of Default, the status and what action the Company is taking or proposes to take in respect thereof.

A Default under clause (4) or (5) above will not constitute an Event of Default until the trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the trustee, of the Default and the Company or the Subsidiary Guarantor, as applicable, does not cure such Default within the time specified in clause (4) or (5) above after receipt of such notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

If an Event of Default (other than an Event of Default relating to the bankruptcy provisions) occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee (if given by the Holders) may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to the bankruptcy provisions occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In case an Event of Default shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such trustee security or indemnity satisfactory to the trustee. The Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Indenture or exercising any trust or power conferred on the trustee with respect to the Notes; provided that the trustee may refuse to follow any direction that is in conflict with any law or the Indenture or that the trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the trustee in personal liability.

Except to enforce the right to receive payment of principal, premium, if any, or interest with respect to the Notes when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding Notes have requested the trustee in writing to pursue the remedy;

(3) such Holders have offered the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Notes have not given the trustee a direction inconsistent with such request within such 60-day period.

Amendments and Waivers

Subject to certain exceptions, the Indenture or the Notes may be amended with the written consent of the Holders of a majority in principal amount of the Notes then outstanding and any past Default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each Holder adversely affected thereby, no amendment may:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce the principal of or extend the Stated Maturity of any Note;

(4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “Optional Redemption” above;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any Holder to receive payment of principal of, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7) make any change in the amendment provisions or in the waiver provisions which require each Holder’s consent; or

(8) release any Subsidiary Guarantee (other than in accordance with the terms of the Indenture).

Without the consent of any Holder, the Company, the Subsidiary Guarantors and the trustee may amend the Indenture to:

(a) convey, transfer, assign, mortgage or pledge any property or assets to the trustee as security for the Notes;

(b) evidence the succession of another Person to the Company or any Subsidiary Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or any Subsidiary Guarantor under the Indenture pursuant to the provisions described under the caption “—Merger and Consolidation” ;

(c) add to the covenants of the Company and the Subsidiary Guarantors further covenants, restrictions, conditions or provisions for the protection of the Holders of Notes;

(d) cure any ambiguity or correct or supplement any provision contained in the Indenture that may be defective or inconsistent with any other provision contained in the Indenture, or make such other provisions in regard to matters or questions arising under the Indenture as the Board of Directors may deem necessary or desirable and that shall not materially and adversely affect the interests of the Holders of Notes;

(e) evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the Notes and add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than the one trustee pursuant to the requirements of the Indenture;

(f) provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163 (f)(2)(B) of the Code);

(g) add additional Subsidiary Guarantees with respect to the Notes and release any Subsidiary Guarantor in accordance with the Indenture;

(h) provide for the issuance of Additional Notes;

(i) conform the text of the Indenture or the Notes to any provision of this Description of the New Notes; or

(j) comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

After an amendment becomes effective, the Company is required to mail, or in the case of global notes, send in accordance with the applicable procedures of the depositary, to Holders (with a copy to the trustee) a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

The Company may at any time terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

In addition, the Company may at any time terminate:

(1) its obligations under the covenants described under “—Change of Control Triggering Event” and “—Certain Covenants,” and

(2) the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the note guaranty provision described under “Defaults” above and the limitations contained in clause (3) under the first paragraph of “Merger and Consolidation” above (“covenant defeasance”).

In the event that the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4) and (5) (with respect only to the applicable Subsidiaries), (6) and (7) (with respect only to Significant Subsidiaries) or (8) under “Defaults” above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with specified other conditions, including delivery to the trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

Satisfaction and Discharge

The Indenture (including the Subsidiary Guarantees) will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in the Indenture) as to all Notes issued thereunder when:

(1) all outstanding Notes (other than Notes replaced or paid) have been canceled or delivered to the trustee for cancellation; or

(2) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption, or will become due and payable within one year, and the Company irrevocably deposits with the trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the trustee (which opinion shall only be required to be delivered if U.S. Government Obligations have been so deposited), to pay the principal of and interest on the outstanding Notes when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Notes replaced or paid); and, in either case

(3) the Company pays all other sums payable under the Indenture by it.

Concerning the Trustee

Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, is the trustee under the Indenture and has been appointed by the Company as registrar and paying agent with regard to the Notes. The Company and its subsidiaries may maintain accounts and conduct other banking transactions with Affiliates of the trustee.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“2029 Notes” means the Company’s 4.375% Senior Notes due 2029.

“2031 Notes” means the Company’s 3.375% Senior Notes due 2031.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Attributable Debt” with respect to a Sale and Leaseback Transaction with respect to any Principal Property means, at the time of determination, the lesser of:

(1) the fair market value of the Principal Property subject to the transaction; and

(2) the present value (discounted at a rate borne by the Notes, compounded on a semiannual basis) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining term of the lease included in such Sale and Leaseback Transaction.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Change of Control” means:

(1) any event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully diluted basis,

(2) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to, or merges or consolidates with, a Person other than a Subsidiary of the Company, other than a merger or consolidation where (A) the equity securities of the Company entitled to vote for members of the Board of Directors or equivalent governing body of the Company outstanding immediately prior to such transaction are converted into or exchanged for equity securities of the surviving or transferee Person constituting a majority of the outstanding equity securities of such surviving or transferee Person entitled to vote for members of the board of directors or equivalent governing body of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the equity securities of the surviving or transferee Person entitled to vote for members of the board of directors or equivalent governing body of the surviving or transferee Person on a fully diluted basis, or

(3) the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Closing Date” means December 14, 2021.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated Total Assets” means, at any time, the total assets of the Company and its Subsidiaries determined on a consolidated basis at such time in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement” means the credit agreement, dated as of September 29, 2020, among the Company, the guarantors from time to time party thereto, Bank of America, N.A. as administrative agent, and the other parties from time to time party thereto, together with all amendments, modifications, amendments and restatements and supplements thereto.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings, Inc. and its successors.

“Foreign Subsidiary” means (i) any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia and any direct or indirect Subsidiary of such Subsidiary, and (ii) any Person substantially all of whose assets consist of equity interests and/or indebtedness of one or more Foreign Subsidiaries and any other assets incidental thereto.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(2) statements and pronouncements of the Public Company Accounting Oversight Board,

(3) such other statements by such other entities as approved by a significant segment of the accounting profession, and

(4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC;

provided, with respect to any reports or financial information required to be delivered pursuant to the covenant described above under “—Certain Covenants—SEC Reports,” such reports or financial information shall be prepared in accordance with GAAP as in effect on the date thereof.

All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

The amount of any Guarantee or other contingent liability, to the extent constituting Indebtedness or Investments, shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person or entity in good faith. For the avoidance of doubt, the stated or determinable amount of any undrawn revolving facility shall be zero.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Incur” means to issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that: any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non interest bearing or other discount security or accrual of payment in kind interest shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means indebtedness for borrowed money. For the avoidance of doubt. Indebtedness with respect to any Person only includes indebtedness for the repayment of money borrowed provided to such Person, and does not include any other kind of indebtedness or obligation notwithstanding that such other indebtedness or obligation may be evidenced by a note, bond, debenture or other similar instrument, may be in the nature of a financing transaction, or may be an obligation that under GAAP is classified as “debt” or another type of liability, whether required to be reflected on the balance sheet of the obligor or otherwise. The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness that does not require the current payment of interest;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of: (a) the fair value (as determined in good faith by an Officer of the Company) of such assets at the date of determination; and (b) the principal amount of the Indebtedness secured by such Lien.

In addition, accrual of interest and accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for any purpose under the Indenture.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P (or, if any such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement Rating Agency).

“laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance (including any easement, right-of-way or other encumbrance on title to real property), lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Material Credit Facility” means any Credit Facility under which there is outstanding (without duplication) Indebtedness of the Company or any Guarantor in an aggregate principal amount equal to or greater than $100,000,000 other than, for the avoidance of doubt, any factoring/securitization or vendor finance transactions.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Nonrecourse Obligation” means Indebtedness substantially related to (i) the acquisition of assets not previously owned by the Company or any Subsidiary or (ii) the financing of a project involving the development or expansion of properties of the Company or any Subsidiary, as to which the obligee with respect to such Indebtedness has no recourse to the Company or any Subsidiary or any assets of the Company or any Subsidiary other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company or of a Subsidiary Guarantor, as appropriate.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel, which counsel shall be reasonably satisfactory to the trustee. The counsel may be an employee of or counsel to the Company or a Subsidiary Guarantor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Principal Property” means any land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing, owned, on the date of the Indenture or thereafter, by the Company or a Subsidiary, which has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made in excess of 1.0% of Consolidated Total Assets, other than any such land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing which, in the opinion of the Board of Directors of the Company (evidenced by a board resolution), is not of material importance to the business conducted by the Company and its Subsidiaries taken as a whole.

“Principal Subsidiary” means any Subsidiary which owns a Principal Property.

“Quotation Agent” means the Reference Treasury Dealer selected by us.

“Rating Agency” means each of Moody’s, S&P and Fitch and, if any of Moody’s, S&P or Fitch ceases to rate the Notes for reasons outside of the control of the Company, any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement Rating Agency.

“Rating Event” means, with respect to the Notes, the Notes cease to be rated Investment Grade by at least two Rating Agencies on any day during the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by the Company or a stockholder of the Company, as applicable, to effect a Change of Control or (b) the occurrence thereof and (ii) ends 60 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the Notes, as so noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency; provided that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). The Company shall request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly certify to the Trustee as to whether or not such confirmation has been received or denied.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the Closing Date, among the Company, the Subsidiary Guarantors and the initial purchasers of the Notes.

“S&P” means Standard & Poor’s Financial Services LLC or any successor to its rating agency business.

“Sale and Leaseback Transaction” means any sale or transfer made by the Company or one or more Subsidiaries (except a sale or transfer made to the Company or one or more Subsidiaries) of any Principal Property that (in the case of a Principal Property which is a building or equipment) has been in operation, use or commercial production (exclusive of test and start-up periods) by the Company or any Subsidiary for more than 180 days prior to such sale or transfer, or that (in the case of a Principal Property that is a parcel of real property not containing a building) has been owned by the Company or any Subsidiary for more than 180 days prior to such sale or transfer, if such sale or transfer is made with the intention of leasing, or as a part of an arrangement involving the lease of such Principal Property to the Company or a Subsidiary (except a lease for a period not exceeding 36 months made with the intention that the use of the lease Principal Property by the Company or such Subsidiary will be discontinued on or before the expiration of such period).

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such security as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by:

(1) such Person,

(2) such Person and one or more Subsidiaries of such Person, or

(3) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means each Guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Company pursuant to the terms of the Indenture.

“Subsidiary Guarantor” means any Subsidiary that provides a Subsidiary Guarantee and its successors and assigns until released from its obligations under its Subsidiary Guarantee in accordance with the terms of the Indenture.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§77aaa 77bbbb) as amended.

“trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means any officer having direct responsibility for the administration of the Indenture and the Notes, or any other officer to whom a particular matter relating to the Indenture is referred because of such person’s knowledge and familiarity with the subject.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

BOOK ENTRY; DELIVERY AND FORM

New notes will be offered and exchanged in minimum principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. We will issue new notes in the form of one or more permanent global notes in fully registered, book-entry form without interest coupons, which we refer to as the “global notes.”

Each such global note will be deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co. (DTC’s partnership nominee). Investors may elect to hold their interests in the global notes through either DTC (in the United States), or Euroclear Bank S.A./N.V., as the operator of the Euroclear System (“Euroclear”), or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Each of Euroclear and Clearstream will appoint a DTC participant to act as its depositary for the interests in the global notes that are held within DTC for the account of each settlement system on behalf of its participants.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the global notes, DTC will credit the accounts of participants designated by the initial purchasers with portions of the principal amount of the global notes; and

(2) ownership of these interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interest in the global notes).

Investors who are participants in DTC’s system may hold their interests in the global notes directly through DTC. Investors who are not participants may hold their interests in the global notes indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

Except as described below, owners of interests in the global notes will not have new notes registered in their names, will not receive physical delivery of new notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose. Payments in respect of the principal of, premium, if any, interest, and additional interest on the old notes, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, we and the trustee will treat the persons in whose names the new notes, including the global notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC’s records relating to the identity of the participants to whose accounts the global notes are credited or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

(2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the new notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the new notes, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a Holder of new notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the new notes as to which such participant or participants have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A global note is exchangeable for definitive notes in registered certificated form (“certificated notes”), if (a) DTC notifies us that it is unwilling or unable to continue as depositary for the global notes; (b) DTC has ceased to be a clearing agency registered under the Exchange Act, and in each case of (a) or (b) we fail to appoint a successor depositary within 90 days after becoming aware of such condition; or (c) we, at our option, notify the trustee that we elect to cause the issuance of definitive notes in exchange for global notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

The new notes represented by the global notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

We expect that, because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax consequences of the exchange of old notes for new notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The following relates only to new notes that are acquired in this offering in exchange for old notes originally acquired at their initial offering for an amount of cash equal to their issue price. Unless otherwise indicated, this summary addresses only the U.S. federal income tax consequences relevant to investors who hold the old notes and the new notes as “capital assets” within the meaning of Section 1221 of the Code.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder’s individual circumstances or to holders subject to special rules under U.S. federal income tax laws, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, entities and arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and persons holding the notes through a partnership or other pass-through entity), retirement plans, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, U.S. holders whose functional currency is not the U.S. dollar, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” U.S. holders who hold notes through non-U.S. brokers or other non-U.S. intermediaries, persons required to accelerate their reporting of gross income as a result of such income being recognized on an applicable financial statement and persons holding new notes as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment. The discussion does not address any foreign, state, local or non-income tax consequences of the exchange of old notes for new notes.

This discussion is for general purposes only and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder. Holders are urged to consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under U.S. federal estate or gift tax laws, as well as foreign, state, or local laws and tax treaties, and the possible effects of changes in tax laws.

The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable transaction for U.S. federal income tax purposes. Holders of old notes will not realize any taxable gain or loss as a result of such exchange and will have the same adjusted issue price, tax basis, and holding period in the new notes as they had in the old notes immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of the new notes will generally be the same as those applicable to the old notes.

PLAN OF DISTRIBUTION

Any broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other trading activities (other than old notes acquired directly from the Company) may exchange such old notes pursuant to the exchange offer. Such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must comply with the prospectus delivery requirements of the Securities Act in connection with any resales of the new notes received by such broker-dealer in the exchange offer. Accordingly, each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers during the period referred to below in connection with such resales. We have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers in connection with resales of such new notes for a period ending 20 business days after the date on which the registration statement of which this prospectus forms a part is declared effective, or, if earlier, the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. In addition, until                 , 2023, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We and the Guarantors will not receive any proceeds from the issuance of new notes in the exchange offer or from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own accounts may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices relating to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. As indicated above, any broker-dealer that resells new notes that were received by it for its own account in connection with the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of new notes may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 20 business days after the date on which the registration statement of which this prospectus forms a part is declared effective, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the new notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with this exchange offer will be passed upon for us by Womble Bond Dickinson (US) LLP. Certain matters of Oregon law will be passed upon for us by Perkins Coie LLP.

EXPERTS

The consolidated financial statements of Qorvo, Inc. and subsidiaries appearing in Qorvo, Inc.’s Annual Report (Form 10-K) for the year ended April 1, 2023, and the effectiveness of Qorvo, Inc.’s internal control over financial reporting as of April 1, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We make available, free of charge through our website (http://www.qorvo.com), our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy and information statements, and amendments to such reports filed or furnished pursuant to Sections 13(a), 14 and 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these reports with, or furnish them to, the SEC. In addition, such reports are also available free of charge through the SEC’s website (http://www.sec.gov). The reference to our website address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through such website address into this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to other documents. We hereby incorporate by reference the following documents or information filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended April 1, 2023 filed with the SEC on May 19, 2023;

•	our Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2023 filed with the SEC on August 3, 2023;

•	our Current Reports on Form 8-K filed with the SEC on May 19, 2023, June 28, 2023, August 17, 2023 and August 28, 2023;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 28, 2023;

•

all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement; and

•

all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities made under this prospectus.

Provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

Qorvo, Inc.

Attention: Corporate Secretary

7628 Thorndike Road

Greensboro, North Carolina 27409

(336) 664-1233

In order to ensure timely delivery, you must request the information no later than                 , 2023, which is five business days before the expiration of the exchange offer.

$500,000,000

Exchange Offer

New $500,000,000 1.750% Senior Notes due 2024 and Guarantees

that have been registered under the Securities Act of 1933 for

$500,000,000 1.750% Senior Notes due 2024 and Guarantees

            , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	Indemnification of Directors and Officers.

Delaware Corporations

Pursuant to the Delaware General Corporation Law, or the DGCL, a corporation may not indemnify any director, officer, employee or agent made or threatened to be made a party to any threatened, pending or completed proceeding unless such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful.

In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a stockholder derivative suit), a corporation may indemnify an officer, director, employee or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no person adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. A director, officer, employee or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys’ fees.

The Amended and Restated Certificate of Incorporation and the Bylaws, all as in effect on the date hereof, of each of Qorvo, Qorvo US, Inc., and Amalfi Semiconductor, Inc. provide for indemnification of each respective entity’s directors, officers, employees and agents to the extent and under the circumstances permitted under the DGCL. Qorvo has purchased and maintains insurance to protect directors and officers entitled to indemnification in accordance with the foregoing. The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws of Qorvo, Inc., the Certificates of Merger filed December 31, 2014, April 5, 2016, and March 16, 2017 and the Amended and Restated Bylaws of Qorvo US, Inc., and the Amended and Restated Certificate of Incorporation and the Bylaws of Amalfi Semiconductor, Inc., all of which are incorporated by reference as exhibits to this registration statement.

California Corporations

Pursuant to the California Corporations Code, a California corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The Articles of Incorporation of Qorvo California, Inc. (“Qorvo California”), as in effect on the date hereof, provide for indemnification of the entity’s directors, officers, employees and agents to the fullest extent permitted under the California Corporations Code. Qorvo has purchased and maintains insurance to protect directors and officers entitled to indemnification in accordance with the foregoing. The foregoing summary is qualified in its entirety by reference to the complete text of Qorvo California’s Articles of Incorporation (including the Certificates of Amendment dated August 26, 2013 and March 30, 2016), as in effect on the date hereof, which are incorporated by reference as exhibits to this registration statement.

North Carolina Limited Liability Companies

Pursuant to the North Carolina Limited Liability Company Act, a limited liability company shall indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding. A limited liability company shall reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the limited liability company’s business or preservation of such business or property, whether acting in the capacity of a manager, member, or other company official if, in making the payment or incurring the obligation, except as otherwise modified or eliminated by the limited liability company’s operating agreement and subject to other applicable law, the person discharged its duties (1) in good faith, (2) with the care an ordinary prudent person in a like position would exercise under similar circumstances, and (3) subject to the operating agreement, in a manner the manager believed to be in the best interests of the limited liability company.

The operating agreement of RFMD, LLC provides that RFMD, LLC shall indemnify its managers in connection with their service as managers to the fullest extent permitted or required by the North Carolina Limited Liability Company Act. Qorvo has purchased and maintains insurance to protect managers entitled to indemnification in accordance with the foregoing. The foregoing summary is qualified in its entirety by reference to the complete text of the operating agreement of RFMD, LLC, as in effect on the date hereof, which is incorporated by reference as an exhibit to this registration statement.

Texas Limited Liability Companies

Pursuant to the Texas Business Organizations Code, a limited liability company may (1) indemnify its members, managers, officers, or assignees of a membership interest in the limited liability company, (2) pay in advance or reimburse expenses incurred by such persons, and (3) purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless such persons. The Texas Business Organizations Code also permits the governing documents of a limited liability company to include other provisions relating to indemnification, advancement of expenses, or insurance or another arrangement to indemnify or hold harmless a governing person.

The Amended and Restated Company Agreement of Qorvo Texas, LLC (“Qorvo Texas”) provides that Qorvo Texas shall indemnify and hold harmless its member and manager, and each member, officer, equity holder, employee or agent thereof to the fullest extent not prohibited by law, except to the extent of any damages that shall ultimately be determined by final judicial decision from which there is no further right of appeal to have resulted from fraud, willful misconduct, bad faith or gross negligence on the part of such person or entity. Qorvo has purchased and maintains insurance to protect the manager entitled to indemnification in accordance with the foregoing. The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Company Agreement of Qorvo Texas, LLC, as in effect on the date hereof, which is incorporated by reference as an exhibit to this registration statement.

Oregon Corporations

Pursuant to the Oregon Business Corporation Act, or the OBCA, a corporation shall indemnify an officer or director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the officer or director was a party because of such status as an officer or director, unless limited by the articles of incorporation. A corporation may indemnify an officer or director against liability incurred in a proceeding to which the individual was made a party because the individual is or was an officer or director, if it is determined as provided in the OBCA that the officer or director acted in good faith and with a reasonable belief that actions were taken in the best interests of the corporation or at least not adverse to the corporation’s best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify an officer or director in connection with a proceeding by or in the right of the corporation in which the officer or director was judged liable to the corporation or a proceeding that charged the officer or director for improperly receiving a personal benefit. The OBCA also permits an officer or director who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the OBCA. The OBCA further provides that a corporation may in its articles of incorporation or bylaws or by resolution provide indemnification in addition to that provided by statute, subject to certain conditions set forth in the OBCA.

The Articles of Incorporation of Qorvo Oregon, Inc. (“Qorvo Oregon”) provide that a director of Qorvo Oregon shall be indemnified to the fullest extent that the OBCA permits the limitation or elimination of the liability of directors. The Articles of Incorporation of Qorvo Oregon further provide that to the fullest extent not prohibited by law, Qorvo Oregon: (1) shall indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding (including an action, suit or proceeding brought by or in the right of the corporation), by reason of the fact that the person is or was a director of the corporation, and (2) may indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was an officer, employee or agent of Qorvo Oregon. Qorvo has purchased and maintains insurance to protect directors and officers entitled to indemnification in accordance with the foregoing. The foregoing summary is qualified in its entirety by reference to the complete text of Qorvo Oregon’s Articles of Incorporation (including the amendments dated April 29, 2008 and March 30, 2016), as in effect on the date hereof, which are incorporated by reference as an exhibit to this registration statement.

ITEM 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Qorvo, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 3, 2015)

3.2	Second Amended and Restated Bylaws of Qorvo, Inc., adopted on November 9, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 10, 2022)

3.3	Amended and Restated Certificate of Incorporation of Amalfi Semiconductor, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2016)

3.4	Bylaws of Amalfi Semiconductor, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2016)

3.5	Articles of Organization of RFMD, LLC (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2016)

3.6	Amended and Restated Operating Agreement of RFMD, LLC (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2016)

3.7	Articles of Incorporation of Qorvo California, Inc. (incorporated by reference to Exhibit 3.16 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2016)

3.8	Certificate of Amendment No. 1 to the Articles of Incorporation of Qorvo California, Inc. (incorporated by reference to Exhibit 3.17 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2016)

Exhibit No.	Description

3.9	Certificate of Amendment No. 2 to the Articles of Incorporation of Qorvo California, Inc. (incorporated by reference to Exhibit 3.18 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2016)

3.10	Bylaws of Qorvo California, Inc. (incorporated by reference to Exhibit 3.19 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2016)

3.11	Certificate of Merger, filed December 31, 2014, of Qorvo US, Inc. (incorporated by reference to Exhibit 3.20 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2016)

3.12	Certificate of Merger, filed April 5, 2016, of Qorvo US, Inc. (incorporated by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2016)

3.13	Certificate of Merger, filed March 16, 2017, of Qorvo US, Inc. (incorporated by reference to Exhibit 3.13 to the Company’s Registration Statement on Form S-4 filed with the SEC on May 1, 2019)

3.14	Amended and Restated Bylaws of Qorvo US, Inc. (incorporated by reference to Exhibit 3.22 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2016)

3.15	Certificate of Formation of Qorvo Texas, LLC (incorporated by reference to Exhibit 3.23 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2016)

3.16	Certificate of Amendment No. 1 to the Certificate of Formation of Qorvo Texas, LLC (incorporated by reference to Exhibit 3.24 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2016)

3.17	Certificate of Amendment No. 2 to the Certificate of Formation of Qorvo Texas, LLC (incorporated by reference to Exhibit 3.25 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2016)

3.18	Amended and Restated Company Agreement of Qorvo Texas, LLC

3.19	Articles of Incorporation of Qorvo Oregon, Inc. (incorporated by reference to Exhibit 3.27 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2016)

3.20	Articles of Amendment No. 1 to Articles of Incorporation of Qorvo Oregon, Inc. (incorporated by reference to Exhibit 3.28 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2016)

3.21	Articles of Amendment No. 2 to Articles of Incorporation of Qorvo Oregon, Inc. (incorporated by reference to Exhibit 3.29 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2016)

3.22	Bylaws of Qorvo Oregon, Inc. (incorporated by reference to Exhibit 3.30 to the Company’s Registration Statement on Form S-4 filed with the SEC on July 20, 2016)

4.1	Indenture, dated as of September 30, 2019, among Qorvo, Inc., the Guarantors party thereto and MUFG Union Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on October 1, 2019)

4.2	Supplemental Indenture, dated as of December 20, 2019, among Qorvo, Inc., the Guarantors party thereto and MUFG Union Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2019)

4.3	Second Supplemental Indenture, dated as of June 11, 2020, among Qorvo, Inc., the Guarantors party thereto and MUFG Union Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 11, 2020)

Exhibit No.	Description

4.4	Indenture, dated as of September 29, 2020, among Qorvo, Inc., the Guarantors and Computershare Trust Company, N.A., as Successor Trustee to MUFG Union Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2020)

4.5	Indenture, dated as of December 14, 2021, among Qorvo, Inc., the Guarantors party thereto and Computershare Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on December 14, 2021)

4.6	Registration Rights Agreement, dated as of December 14, 2021, by and among Qorvo, Inc., the Guarantors named therein and BofA Securities, Inc., as representative of the several Initial Purchasers named therein (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2021)

5.1	Opinion of Womble Bond Dickinson (US) LLP

5.2	Opinion of Perkins Coie LLP

21.1	Subsidiaries of Qorvo, Inc. (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K filed with the SEC on May 19, 2023)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.1)

23.3	Consent of Perkins Coie LLP (included in Exhibit 5.2)

24.1	Power of Attorney (included on signature pages of the registration statement)

25.1	Statement of Eligibility on Form T-1 of Computershare Trust Company, N.A.,as successor to Wells Fargo Bank, National Association as the Trustee under the Indenture

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4	Form of Letter to Clients

107	Filing Fee Table

ITEM 22.	Undertakings.

The undersigned Registrants hereby undertake:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b)

that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)

that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(e)

that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(f)

that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(g)

to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

(h)

to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on September 13, 2023.

Qorvo, Inc.

By:	/s/ Robert A. Bruggeworth
Name: Robert A. Bruggeworth
Title: President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Qorvo, Inc., hereby severally constitute and appoint Robert A. Bruggeworth and Grant A. Brown, and each of them, our true and lawful attorneys-in-fact and agents with full power to sign for us, and in our names in the capacities indicated below, the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement, to file the same, and generally to do all such things in our name and on our behalf in our capacities as officers and directors of Qorvo, Inc., in connection with the transaction contemplated by said registration statement, to enable Qorvo, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the U.S. Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Bruggeworth Robert A. Bruggeworth	President, Chief Executive Officer and Director (Principal Executive Officer)	September 13, 2023

/s/ Grant A. Brown Grant A. Brown	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 13, 2023

/s/ Gina B. Harrison Gina B. Harrison	Vice President and Corporate Controller (Principal Accounting Officer)	September 13, 2023

/s/ Ralph G. Quinsey Ralph G. Quinsey	Chairman of the Board of Directors	September 13, 2023

/s/ Judy Bruner Judy Bruner	Director	September 13, 2023

/s/ John R. Harding John R. Harding	Director	September 13, 2023

Signature	Title	Date

/s/ David H. Y. Ho David H. Y. Ho	Director	September 13, 2023

/s/ Roderick D. Nelson Roderick D. Nelson	Director	September 13, 2023

/s/ Dr. Walden C. Rhines Dr. Walden C. Rhines	Director	September 13, 2023

/s/ Susan L. Spradley Susan L. Spradley	Director	September 13, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on September 13, 2023.

Amalfi Semiconductor, Inc.

By:	/s/ Grant A. Brown
Grant A. Brown, President

POWER OF ATTORNEY

We, the undersigned officers and directors of Amalfi Semiconductor, Inc., hereby severally constitute and appoint Robert A. Bruggeworth or Grant A. Brown, and each of them, our true and lawful attorneys-in-fact and agents with full power to sign for us, and in our names in the capacities indicated below, the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement, to file the same, and generally to do all such things in our name and on our behalf in our capacities as officers and directors of Amalfi Semiconductor, Inc., in connection with the transaction contemplated by said registration statement, to enable Amalfi Semiconductor, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the U.S. Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grant A. Brown Grant A. Brown	President and Director (Principal Executive Officer)	September 13, 2023

/s/ Shannon K. Beach Shannon K. Beach	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	September 13, 2023

/s/ Jason K. Givens Jason K. Givens	Vice President, Secretary and Director	September 13, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on September 13, 2023.

RFMD, LLC

By:	/s/ Grant A. Brown
Grant A. Brown, Manager

POWER OF ATTORNEY

We, the undersigned managers of RFMD, LLC, hereby severally constitute and appoint Robert A. Bruggeworth or Grant A. Brown, and each of them, our true and lawful attorneys-in-fact and agents with full power to sign for us, and in our names in the capacities indicated below, the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement, to file the same, and generally to do all such things in our name and on our behalf in our capacities as managers of RFMD, LLC, in connection with the transaction contemplated by said registration statement, to enable RFMD, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the U.S. Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grant A. Brown Grant A. Brown	Manager (Principal Executive Officer)	September 13, 2023

/s/ Shannon K. Beach Shannon K. Beach	Manager (Principal Financial Officer and Principal Accounting Officer)	September 13, 2023

/s/ Jason K. Givens Jason K. Givens	Manager	September 13, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on September 13, 2023.

Qorvo California, Inc.

By:	/s/ Grant A. Brown
Grant A. Brown, Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Qorvo California, Inc., hereby severally constitute and appoint Robert A. Bruggeworth or Grant A. Brown, and each of them, our true and lawful attorneys-in-fact and agents with full power to sign for us, and in our names in the capacities indicated below, the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement, to file the same, and generally to do all such things in our name and on our behalf in our capacities as officers and directors of Qorvo California, Inc., in connection with the transaction contemplated by said registration statement, to enable Qorvo California, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the U.S. Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip Chesley Philip Chesley	President (Principal Executive Officer)	September 13, 2023

/s/ Grant A. Brown Grant A. Brown	Chief Financial Officer and Director (Principal Financial Officer)	September 13, 2023

/s/ Shannon K. Beach Shannon K. Beach	Assistant Treasurer and Director (Principal Accounting Officer)	September 13, 2023

/s/ Jason K. Givens Jason K. Givens	Vice President, Secretary and Director	September 13, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on September 13, 2023.

Qorvo US, Inc.

By:	/s/ Robert A. Bruggeworth
Robert A. Bruggeworth, President

POWER OF ATTORNEY

We, the undersigned officers and directors of Qorvo US, Inc., hereby severally constitute and appoint Robert A. Bruggeworth or Grant A. Brown, and each of them, our true and lawful attorneys-in-fact and agents with full power to sign for us, and in our names in the capacities indicated below, the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement, to file the same, and generally to do all such things in our name and on our behalf in our capacities as officers and directors of Qorvo US, Inc., in connection with the transaction contemplated by said registration statement, to enable Qorvo US, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the U.S. Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Bruggeworth Robert A. Bruggeworth	President and Director (Principal Executive Officer)	September 13, 2023

/s/ Grant A. Brown Grant A. Brown	Vice President and Director (Principal Financial Officer)	September 13, 2023

/s/ Shannon K. Beach Shannon K. Beach	Treasurer (Principal Accounting Officer)	September 13, 2023

/s/ Jason K. Givens Jason K. Givens	Vice President, Secretary and Director	September 13, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on September 13, 2023.

Qorvo Texas, LLC

By:	/s/ Philip Chesley
Philip Chesley, Manager

POWER OF ATTORNEY

I, the undersigned manager of Qorvo Texas, LLC, hereby severally constitute and appoint Robert A. Bruggeworth or Grant A, Brown, and each of them, my true and lawful attorneys-in-fact and agents with full power to sign for me, and in my name in the capacities indicated below, the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement, to file the same, and generally to do all such things in my name and on my behalf in my capacity as manager of Qorvo Texas, LLC, in connection with the transaction contemplated by said registration statement, to enable Qorvo Texas, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the U.S. Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my said attorneys-in-fact to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Philip Chesley Philip Chesley	Manager (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	September 13, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on September 13, 2023.

Qorvo Oregon, Inc.

By:	/s/ Grant A. Brown
Grant A. Brown, Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Qorvo Oregon, Inc., hereby severally constitute and appoint Robert A. Bruggeworth or Grant A. Brown, and each of them, our true and lawful attorneys-in-fact and agents with full power to sign for us, and in our names in the capacities indicated below, the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement, to file the same, and generally to do all such things in our name and on our behalf in our capacities as officers and directors of Qorvo Oregon, Inc., in connection with the transaction contemplated by said registration statement, to enable Qorvo Oregon, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the U.S. Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip Chesley Philip Chesley	President (Principal Executive Officer)	September 13, 2023

/s/ Grant A. Brown Grant A. Brown	Chief Financial Officer and Director (Principal Financial Officer)	September 13, 2023

/s/ Shannon K. Beach Shannon K. Beach	Treasurer and Director (Principal Accounting Officer)	September 13, 2023

/s/ Jason K. Givens Jason K. Givens	Vice President, Secretary and Director	September 13, 2023